UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 22, 2007

IDAHO GENERAL MINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610, Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

(509) 838-1213
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         On February 22, 2007, Robert Llee Chapman submitted his resignation from the Board of Directors of Idaho General Mines, Inc. (the “Company”) and all other positions that he holds with the Company, including as Chairman of the Audit Committee of the Board of Directors.  His resignation is effective March 31, 2007.

(d)         On February 22, 2007, the Board of Directors appointed Mark A. Lettes as a director of the Company, effective as of April 1, 2007, filling the vacancy on the Board of Directors due to the resignation of Mr. Chapman.  Mr. Lettes has also been appointed to the Audit and Finance Committee of the Board of Directors.

Item 9.01               Financial Statements and Exhibits.

(d)             Exhibits

99.1        Press Release issued February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: February 27, 2007	By:	/s/ Robert L. Dumont
Robert L. Dumont
Chief Financial Officer